ARTICLES OF AMENDMENT
                                     TO THE
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                        INVESCO INTERNATIONAL FUNDS, INC.

      INVESCO International Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      The name INVESCO International Blue Chip Fund, a series of the Company, has been changed to INVESCO International Blue Chip Value Fund.

      The foregoing amendment, in accordance with the requirements of Section 2-605 of the General Corporation Law of Maryland, was unanimously approved by the board of directors of the Company on May 9, 2000.

      The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO International Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 2nd day of June, 2000.


      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                       INVESCO INTERNATIONAL FUNDS, INC.



                                       By:/s/ Mark H. Williamson
                                          -----------------------------
                                          Mark H. Williamson, President
[SEAL]

WITNESSED:

By:/s/ Glen A. Payne
   ------------------------
   Glen A. Payne, Secretary

STATE OF COLORADO             )
                              ) ss.
CITY AND COUNTY OF DENVER     )



      I, Ruth A. Christensen, a Notary Public in the City and County of Denver, State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Witness my hand and official seal this 2nd day of June, 2000.


                                  /s/ Ruth A. Christensen
                                  -----------------------
                                  Notary Public

      My commission expires March 16, 2002